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                                [LETTERHEAD]

                              September 12, 1997


U S Liquids Inc.
411 N. Sam Houston Parkway East, Suite 400
Houston, Texas 77060-3545


Gentlemen:

     We have acted as counsel to U S Liquids Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 4,990,000 shares of Common Stock, par value $.01 per share, which are being registered on behalf of the Company and certain Selling Stockholders pursuant to Registration Statement No. 333-34875 on Form S-1 (as amended or supplemented, the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") on September 3, 1997. All terms used and not defined herein shall have the meanings set forth in the Registration Statement.

     We have examined such documents, records and matters of law as we have deemed necessary for the purposes of this opinion, and based thereon, we are of the opinion that:

     1. The 990,000 shares of Common Stock to be sold by the Selling Stockholders other than Sanifill, Inc. are validly issued, fully paid and nonassessable outstanding securities of the Company.

     2. The 1,000,000 shares of Common Stock issuable upon the exercise of the Sanifill Warrant will, upon issuance and delivery against payment therefor in accordance with the terms of the Sanifill Warrant, be validly issued, fully paid and nonassessable outstanding securities of the Company.

     3. The 3,000,000 shares of Common Stock to be issued and sold by the Company will, when issued in accordance with resolutions duly adopted by the Board of Directors of the Company, be validly issued, fully paid and nonassessable outstanding securities of the Company.


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                                                            U S Liquids Inc.
                                                          September 12, 1997
                                                                      Page 2


     We hereby consent to the filing of the foregoing opinion as an exhibit to the Registration Statement and the reference to our Firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement.

                                               Very truly yours,

                                               HARTZOG CONGER & CASON

                                               /s/ Hartzog Conger & Cason
                                               -----------------------------


JDR/kcm